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                                                                   EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              MOREDIRECT.COM, INC.

                             (A Florida Corporation)


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                                      INDEX
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

ARTICLE 1

         OFFICES..............................................................................................- 1 -
                  Section 1.  Registered Office...............................................................- 1 -
                  Section 2.  Other Offices...................................................................- 1 -

ARTICLE 2

         MEETINGS OF SHAREHOLDERS.............................................................................- 1 -
                  Section 1.  Place...........................................................................- 1 -
                  Section 2.  Time of Annual Meeting..........................................................- 1 -
                  Section 3.  Call of Special Meetings........................................................- 1 -
                  Section 4.  Conduct of Meetings.............................................................- 1 -
                  Section 5.  Notice and Waiver of Notice.....................................................- 2 -
                  Section 6.  Business of Special Meeting.....................................................- 2 -
                  Section 7.  Quorum..........................................................................- 2 -
                  Section 8.  Voting per Share................................................................- 3 -
                  Section 9.  Voting of Shares................................................................- 3 -
                  Section 10. Proxies.........................................................................- 4 -
                  Section 11. Shareholder List................................................................- 4 -
                  Section 12. Action Without Meeting..........................................................- 4 -
                  Section 13. Fixing Record Date..............................................................- 5 -
                  Section 14. Inspectors and Judges...........................................................- 5 -
                  Section 15. Voting for Directors............................................................- 5 -
                  Section 16. Voting Trusts...................................................................- 5 -
                  Section 17. Shareholders' Agreements........................................................- 6 -
                  Section 18. Advance Notice of Shareholder Proposals and Director Nominations................- 6 -

ARTICLE 3

         DIRECTORS............................................................................................- 7 -
                  Section 1.  Number, Election and Term.......................................................- 7 -
                  Section 2.  Vacancies.......................................................................- 8 -
                  Section 3.  Powers..........................................................................- 8 -
                  Section 4.  Duties of Directors.............................................................- 8 -
                  Section 5.  Place of Meetings...............................................................- 8 -
                  Section 6.  Annual Meeting..................................................................- 8 -
                  Section 7.  Regular Meetings................................................................- 8 -
                  Section 8.  Special Meetings and Notice.....................................................- 9 -
                  Section 9.  Quorum; Required Votes Presumption of Assent....................................- 9 -
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
                  Section 10.  Action Without Meeting.........................................................- 9 -
                  Section 11.  Conference Telephone or Similar Communications
                                   Equipment Meetings ........................................................- 9 -
                  Section 12.  Committees....................................................................- 10 -
                  Section 13.  Compensation of Directors.....................................................- 10 -
                  Section 14.  Chairman of the Board.........................................................- 10 -
                  Section 15.  Removal of Directors..........................................................- 10 -
                  Section 16.  Director Conflicts of Interest................................................- 10 -

ARTICLE 4

         OFFICERS............................................................................................- 11 -
                  Section 1.  Positions......................................................................- 11 -
                  Section 2.  Election of Specified Officers by Board........................................- 11 -
                  Section 3.  Election or Appointment of Other Officers......................................- 11 -
                  Section 4.  Salaries.......................................................................- 11 -
                  Section 5.  Term; Resignation..............................................................- 11 -
                  Section 6.  President......................................................................- 12 -
                  Section 7.  Vice Presidents................................................................- 12 -
                  Section 8.  Secretary......................................................................- 12 -
                  Section 9.  Treasurer......................................................................- 12 -
                  Section 10. Other Officers, Employees and Agents...........................................- 12 -

ARTICLE 5

         CERTIFICATES FOR SHARES.............................................................................- 13 -
                  Section 1.  Issue of Certificates..........................................................- 13 -
                  Section 2.  Legends for Preferences and Restrictions on Transfer...........................- 13 -
                  Section 3.  Facsimile Signatures...........................................................- 13 -
                  Section 4.  Lost Certificates..............................................................- 13 -
                  Section 5.  Transfer of Shares.............................................................- 14 -
                  Section 6.  Registered Shareholders........................................................- 14 -

ARTICLE 6

         INDEMNIFICATION.....................................................................................- 14 -

ARTICLE 7

         BOOKS AND RECORDS...................................................................................- 15 -
                  Section 1.  Books and Records..............................................................- 15 -
                  Section 2.  Shareholders' Inspection Rights................................................- 15 -
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
                  Section 3.   Financial Information.........................................................- 15 -

ARTICLE 8

         GENERAL PROVISIONS..................................................................................- 15 -
                  Section 1.  Dividends......................................................................- 15 -
                  Section 2.  Reserves.......................................................................- 15 -
                  Section 3.  Checks.........................................................................- 15 -
                  Section 4.  Fiscal Year....................................................................- 15 -
                  Section 5.  Seal...........................................................................- 16 -
                  Section 6.  Gender.........................................................................- 16 -

ARTICLE 9

         AMENDMENTS OF BYLAWS................................................................................- 16 -

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                              AMENDED AND RESTATED

                                    BYLAWS OF

                              MOREDIRECT.COM, INC.

                                    ARTICLE 1

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of MoreDirect.com, Inc., a Florida corporation (the "Corporation"), shall be located in the City of Boca Raton, State of Florida, unless otherwise designated by the Board of Directors.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                    ARTICLE 2

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. PLACE. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. TIME OF ANNUAL MEETING. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. CALL OF SPECIAL MEETINGS. Special meetings of the shareholders shall be held if called by the Board of Directors, the President, or if the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

         SECTION 4. CONDUCT OF MEETINGS. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and


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special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

         SECTION 5. NOTICE AND WAIVER OF NOTICE. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

         SECTION 6. BUSINESS OF SPECIAL MEETING. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         SECTION 7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided in the Articles of Incorporation, these Bylaws or by law. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.


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         SECTION 8. VOTING PER SHARE. Except as otherwise provided in the
Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by him on each matter voted at a shareholders' meeting. Shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of shares outstanding at any given time. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         SECTION 9. VOTING OF SHARES. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred. On or after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instrument and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares. The principles of this paragraph shall apply, insofar as possible, to execution


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of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

         SECTION 10. PROXIES. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

         SECTION 11. SHAREHOLDER LIST. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. If the requirements of this Section have not been substantially complied with, the meeting on demand of any shareholders in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         SECTION 12. ACTION WITHOUT MEETING. Any action required by law to be taken at a meeting of shareholders, or any action that may be taken at a meeting of shareholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock constituting the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or


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exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions as provided by law regarding the rights of dissenting shareholders.

         SECTION 13. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

         SECTION 14. INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

         SECTION 15. VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 16. VOTING TRUSTS. Any number of shareholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the


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same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         SECTION 17. SHAREHOLDERS' AGREEMENTS. Two or more shareholders of the Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names. A transfer of shares of the Corporation whose shareholders have a shareholder's agreement authorized by this section shall be bound by such agreement if he takes shares subject to such agreement with notice thereof. A transferee shall be deemed to have notice of any such agreement if the exercise thereof is noted on the face or back of the certificate or certificates representing such shares.

         SECTION 18. ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as Directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation and Bylaws of the Corpora tion. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a Director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, such advance notice shall be given not more than ten
(10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than seventy (70) days in advance of the annual meeting if the Corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a Director of the Corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the Corporation


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beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                                    ARTICLE 3

                                    DIRECTORS

         SECTION 1. NUMBER, ELECTION AND TERM. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall consist of seven or more members, the exact number to be determined from time to time by the shareholders or the Board of Directors. The number of Directors may be increased or decreased from time to time by the shareholders or the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director. The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial term of the Class I directors shall expire at the first annual meeting of shareholders of the Corporation, the initial term of the Class II directors shall expire at the second annual meeting of shareholders of the Corporation and the initial term of the Class III directors shall expire at the third annual meeting of shareholders of the Corporation. At each such annual meeting of shareholders, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors need not be residents of this State or shareholders of the Corporation. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors may only be removed for cause. "Cause" shall mean any intentional or grossly reckless conduct that is harmful to the Corporation, such as misuse of confidential information, competing against the Corporation, a serious violation of due care or fiduciary duties or other gross abuse of office. Notwithstanding any other provisions of these Bylaws to the contrary, this Article 3 may not be amended or repealed unless approved by the affirmative vote of not less than two-thirds of the outstanding shares of the Corporation


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



entitled to vote in an election of directors.

         SECTION 2. VACANCIES. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

         SECTION 3. POWERS. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

         SECTION 4. DUTIES OF DIRECTORS. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or (3) other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation and shall be indemnified by the corporation for any and all claims and/or losses arising out of his service as a director of the Corporation

         SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

         SECTION 6. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 8. SPECIAL MEETINGS AND NOTICE. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least two (2) days before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 9. QUORUM; REQUIRED VOTES PRESUMPTION OF ASSENT. A majority of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of adjournment, and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

         SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

         SECTION 11. CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT MEETINGS. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

         SECTION 12. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         SECTION 13. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 14. CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

         SECTION 15. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 16. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE 4

                                    OFFICERS

         SECTION 1. POSITIONS. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION OF SPECIFIED OFFICERS BY BOARD. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer.

         SECTION 3. ELECTION OR APPOINTMENT OF OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

         SECTION 4. SALARIES. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.

         SECTION 5. TERM; RESIGNATION. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to
Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         SECTION 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the shareholders and the Board of Directors.

         SECTION 7. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

         SECTION 9. TREASURER. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all the Treasurer's transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation's Chief Financial Officer.

         SECTION 10. OTHER OFFICERS, EMPLOYEES AND AGENTS. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                                    ARTICLE 5

                             CERTIFICATES FOR SHARES

         SECTION 1. ISSUE OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

         SECTION 2. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
         OF 1933 OR UNDER ANY APPLICABLE STATE LAW.  THEY MAY NOT BE
         OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

         SECTION 3. FACSIMILE SIGNATURES. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

         SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         SECTION 5. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Florida.

                                    ARTICLE 6

                                 INDEMNIFICATION

         Any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he, his testator, or intestate is or was a director, officer, employee, or agent of the Corporation or serves or served any other corporation or other enterprise in any capacity at the request of the Corporation, shall be indemnified by the Corporation, and the Corporation may advance his related expenses to the full extent permitted by law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

                                    ARTICLE 7

                                BOOKS AND RECORDS

         SECTION 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         SECTION 3. FINANCIAL INFORMATION. Not later than four months after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent annual balance sheet and profit and loss statement. The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for as long as the law requires and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

         SECTION 2. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

         SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by resolution of the Board of Directors.

         SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 6. GENDER. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

                                    ARTICLE 9

                              AMENDMENTS OF BYLAWS

         Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any by-law adopted by shareholders if the shareholders specifically provide such by-law shall not be subject to amendment or repeal by the directors.